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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         November 27, 2000


                               Pcsupport.com, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)


                0-27693                                 98-0211769
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        (Commission File Number)           (I.R.S. Employer Identification No.)


                           3605 Gilmore Way, 3/rd/ Floor

                   Burnaby, British Columbia, Canada, V5G 4X5
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                    (Address of principal executive offices)

                                 (604) 419-4490
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              (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On November 27, 2000, PCsupport.com, Inc. ("PCSupport), completed the acquisition of all of the assets and assumed certain of the liabilities of MyHelpDesk, Inc. ("MyHelpDesk"), a leading provider of online, computer self-help directories. The assets acquired from MyHelpDesk by PCSupport include interests in contracts, software, trademark applications, Internet Domain Names and a patent application.

Under the terms of the Asset Purchase Agreement, dated November 27, 2000, PCSupport issued 1,000,000 shares of PCSupport common stock ("Common Stock") to MyHelpDesk on November 27, 2000. PCSupport is also required, within twelve months following the initial issuance, to issue an additional 387,500 shares of Common Stock to MyHelpDesk and 112,500 shares of Common Stock to eight present and former employees of MyHelpDesk, with the number of shares to be issued in the subsequent issuances subject to reduction in the event of certain breaches of the representations and warranties of MyHelpDesk under the Asset Purchase Agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

              The financial statements required to be filed for the MyHelpDesk acquisition are not included in this report. They will be filed not later than 60 days after the filing of this report.

     (b)  Exhibits

         10.1 Asset Purchase Agreement between the Company and MyHelpDesk, dated November 27, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PCSUPPORT.COM, INC.
Date:  December 6, 2000
                                     By:        /s/ David W. Rowat
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                                        David W. Rowat, Vice President and Chief
                                        Financial Officer
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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
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10.1          Asset Purchase Agreement between the Company and MyHelpDesk, dated
              November 27, 2000.